Exhibit 10.1

FIRST AMENDED AND RESTATED SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (the or this “Agreement”) is made effective as of the 27th day of March, 2017 (the “Effective Date”), as amended and restated on the 30th day of November, 2017, by and among The Clinic Network, an Ontario Corporation (“TCN”), Canadian Cannabis Corp., a Delaware corporation (“CCC”), Canada Cannabis Corp., an Ontario corporation (“CCCSub”), 2264793 Ontario Inc., an Ontario Corporation (“2264793”), Avonlea-Drewry Holdings Inc., an Ontario corporation (“ADH”) and Avonlea Ventures Inc., an Ontario corporation (“AV”).  For the purposes of this Agreement, each of the foregoing may be referred to individually as a “Party” or collectively as the “Parties”.

RECITALS:

WHEREAS, in 2015, AV extended to CCC a loan in the amount of CAD $500,000 in connection with CCC’s proposed acquisition of Canna Farms Ltd. (the “Canna Farms Loan”);

WHEREAS, in connection with an advance of funds by AV to CCC, CCC issued a promissory note dated October 16, 2015 (the “First Note”) to AV with a principal amount of CAD $1,000,000, which accrues interest at 8% per annum and matured on May 31, 2016;

WHEREAS, in connection with a further advance of funds by AV to CCC, CCC issued a promissory note dated October 30, 2015 (the “Second Note”) to AV with a principal amount of CAD $500,000, which accrues interest at 10% per annum and matured May 31, 2016;

WHEREAS the obligations of CCC under the First Note and the Second Note were guaranteed by 2264793 pursuant to a guarantee dated October 16, 2015 (the “2264793 Guarantee”);

WHEREAS, in connection with a further advance of funds by AV to 2264793, 2264793 issued a promissory note dated November 13, 2015 (the “Third Note”; and collectively with the First Note, the Second Note and the Canna Farms Loan, the “Notes”) to AV with a principal amount of CAD $500,000, which accrues interest at 10% per annum and is repayable upon demand;

WHEREAS, the obligations of 2264793 under the Third Note were guaranteed by CCC pursuant to a guarantee dated November 13, 2015 (the “CCC Guarantee”; together with the 2264793 Guarantee, the “Guarantees”);

WHEREAS, the 2264793 Guarantee and the Third Note were secured by a third priority mortgage on 98-102 Rutherford Road S., Brampton, Ontario (the “Property”) granted by 2264793 to AV;

WHEREAS, 2264793 and AV entered into a contingent purchase agreement (the “Purchase Agreement”) pursuant to which AV would purchase the Property;

WHEREAS, 2264793 and AV entered into that certain termination agreement and side letter regarding the Purchase Agreement dated November 19, 2015 (the “Termination Agreement”) pursuant to which a termination fee (the “Termination Fee”) was payable by 2264793 to AV in exchange for agreeing to terminate the Purchase Agreement upon the terms set out therein;

WHEREAS, 2264793 and AV entered into that certain assignment and assumption of commission agreement dated November 19, 2015 pursuant to which AV agreed to assume the obligations of 2264793 for certain fees and commission payable by 2264793 to DTZ Canada Inc., Brokerage (o/a Cushman and Wakefield, Brokerage) in connection with a sale of the Property;

WHEREAS, upon the sale of the Property on or about January 29, 2016, an aggregate amount of CAD $3,728,701.74 became payable to AV and 2264793 on such date, including the Termination Fee, principal and accrued interest under the Notes, and all other outstanding amounts, reimbursable fees and expenses owed to AV;

WHEREAS, following the sale of the Property, 2264793 tendered payment to AV in the amount of CAD $3,474,615.30, leaving an outstanding balance owed by CCC and 2264793 to AV in the aggregate amount of CAD $254,086.44 (the “Initial Outstanding Balance”);

WHEREAS, subsequent to the sale of the Property, AV paid on behalf of CCC and 2264793 other reimbursable expenses as a further loan which, when taken together with the Initial Outstanding Balance, totaled CAD $290,000 (the “Updated Outstanding Balance”);

WHEREAS, CCC and 2264793 subsequently informed AV that they would be unable to pay in full the Updated Outstanding Balance;

WHEREAS CCC, 2264793, CCCSub, and AV entered into a Forbearance Agreement dated March 18, 2016 (the “Forbearance Agreement”) in respect of the Updated Outstanding Balance, a copy of which is attached hereto as Exhibit A;

WHEREAS, pursuant to the Forbearance Agreement, AV agreed to forbear in enforcing its rights under the Notes, the Guarantees and the Termination Agreement (collectively, the “Forbearance Documents”) in respect of the Outstanding Amount for a certain period (the “Forbearance Period”) determined in accordance with the Forbearance Agreement;

WHEREAS, pursuant to the Forbearance Agreement, effective for the period commencing on  January 29, 2016 and ending on  the Forbearance Condition Date (as such term is defined in the Forbearance Agreement) CCC agreed to pay to AV interest on the Updated Outstanding Balance from time to time at a rate of 10% per annum;

WHEREAS, pursuant to the Forbearance Agreement, CCC agreed to pay to AV a non-refundable forbearance fee in the amount of CAD $250,000 (the “Forbearance Fee”; together with the Updated Outstanding Balance plus any Additional Compensation (as defined in the Forbearance Agreement) and all unpaid interest accrued thereon, and all other amounts that are or may become due and payable under the Forbearance Agreement, the “Forbearance Outstanding Balance”);

WHEREAS, in connection with the Forbearance Agreement, CCC granted security to AV over all of its present and after-acquired property pursuant to a security agreement (the “CCC Security Agreement”) dated March 21, 2016, to secure the payment and performance of all obligations owing by or otherwise payable by CCC to AV, however or whenever incurred, including but not limited to the Forbearance Agreement and the Forbearance Documents;

WHEREAS, in connection with the Forbearance Agreement, CCCSub granted a guarantee (the “CCCSub Guarantee”) to AV dated March 21, 2016, providing for the guarantee by CCCSub of CCC’s obligations under the Forbearance Agreement and the Forbearance Documents;

WHEREAS, in connection with the CCCSub Guarantee, CCCSub granted a security agreement (the “CCCSub Security Agreement”) to AV dated March 21, 2016, granting security over all of the present and after-acquired property of CCCSub securing the payment and performance of all obligations owing by or otherwise payable by CCCSub to AV, however or whenever incurred, including but not limited to the Forbearance Agreement and the Forbearance Transaction Documents;

WHEREAS, in connection with the Forbearance Agreement, CCC, CCCSub, and ADH entered into a consulting agreement dated March 21, 2016 (the “Consulting Agreement”; together with the Forbearance Agreement, the CCC Security Agreement, the CCCSub Guarantee, and the CCCSub Security Agreement, the “Transaction Documents”), pursuant to which ADH agreed to provide certain consulting services to CCC and CCCSub (collectively, the “CCC Parties”) to assist them in devising a plan to satisfy their obligations under the Forbearance Agreement, in consideration of certain payments and fees to be paid thereunder (the “Consulting Fee”);

WHEREAS, pursuant to an Assignment and Novation Agreement dated March 21, 2016, AV assigned to ADH its interest in the Forbearance Agreement, the CCC Security Agreement, the CCCSub Guarantee, and the CCCSub Security Agreement, including all rights thereunder;

WHEREAS, CCC has failed to make payments under the Forbearance Agreement and Consulting Agreement when due;

WHEREAS, ADH has notified CCC of default under the Forbearance Agreement, termination of the Forbearance Period, acceleration of the Forbearance Outstanding Balance, its intent exercise all enforcement rights under the Transaction Documents, including foreclosure on all assets of the CCC Parties, and demanded immediate payment in full of the Forbearance Outstanding Balance, including all unpaid interest accrued thereon, and the accrued Consulting Fee, totaling CAD $3,635,835 (the “Total Outstanding Balance”);

WHEREAS, the CCC Parties are unable to remit payment to ADH of the Total Outstanding Balance;

WHEREAS, as more particularly described in the settlement agreement dated March 27, 2017 (the "Settlement Agreement"), the Parties agreed to resolve and settle all claims now existing between them related to the Notes, the Transaction Documents and the Total Outstanding Balance, subject to the terms and conditions of the Settlement Agreement; and

WHEREAS, the Parties have agreed to terminate the Notes and the Transaction Documents, subject to the terms and conditions of the Settlement Agreement.

WHEREAS, the Parties wish to amend and restate the Settlement Agreement to, among other things, provide for satisfaction of the TCN Closing by way of the delivery of 1,750,000 common shares in the capital of Cura-Can Health Corp. ("Cura-Can"), subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the covenants and obligations hereinafter set forth, set forth in the Settlement Agreement and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged be each party) the Parties agree as follows:

1             Acknowledgments: Each party acknowledges and agrees that, as of the date hereof:

(a)	the Forbearance Outstanding Amount (inclusive of accrued interest thereon) is an amount equal to CAD $400,000;

(b)	the accrued and unpaid Consulting Fee (inclusive of accrued interest thereon) as of the date hereof is an amount equal CAD $1,000,000; and

(c)	the Total Outstanding Balance as of the date hereof (inclusive of accrued interest thereon) is an amount equal CAD $ 2,235,835.

2             CCC Shares: The parties agree that:

(a)
they will assist each other and otherwise co-operate with counsel including, Thatcher Worth LLP and Burningham & Burningham Attorneys At Law, to obtain requisite order agreement of designations, including without limitation, any necessary opinions, S-1 filings or an opinion for the removal of the restrictive legend (the “CCC Legend Removal”) on the capital shares of CCC that ADH, AV or Michael Steele beneficially own (the “CCC Shares”).  The CCC Shares as at the date hereof are as follows:

Cert # 1058	1,000,000 shares

Cert # 863	250,000 shares

Cert # 875	250,000 shares

Cert # 674	1,000,000 shares

Cert # 864	1,000,000 shares

Cert # 882	250,000 shares

(b)
CCC acknowledges and agrees that it shall, if requested by ADH and AV, following the TCN Closing, cause its auditors, SRCO Auditors, to commence and complete the annual audit for the December 31, 2015 and December 31, 2016 fiscal years pursuant to engagement letters presently in place. CCC further acknowledges and agree that it shall, if requested by ADH and AV, at or following the TCN Closing, deliver a direction to its US counsel, Thrasher Worth LLC, to undertake, subject to the completion, to the extent necessary to satisfy the current pubic information requirement of Rule 144 of the Securities Act 1933, as amended (the “Securities Act”) of the 2015 and 2016 audits, assist in the preparation of the registration statement (on Form S-1 or otherwise as may be appropriate in the opinion of US Counsel,) under the Securities Act to register the CCC Shares, or to assist in the preparation and filing of the necessary periodic disclosures to the extent necessary to satisfy the current public information requirement of Rule 144 of the Securities Act.

(c)
For such purposes set forth in this Section 2, and for such other alternative purposes as mutually agreeable to the parties which shall include, without limitation, fees and expenses associated with a public listing of CCCSub by way of a reverse takeover or otherwise, CCCSub shall, on the Trustee Release Date (as defined herein), direct that a sum of one hundred fifty thousand Canadian dollars (CAD $150,000.00) from the CCCSub Amount (as defined below), be held in trust by the Escrow Agent (the “Restructuring Amount”) which such Restructuring Amount will be released at the times and in the manner as determined by CCCSub and ADH by written joint direction to the Escrow Agent or as otherwise permitted according to the post-closing escrow agreement (the "Post-Closing Escrow Agreement").

3             Representations and Warranties of CCC, CCCSub, 2264793 and TCN (each a “CCAN Party”)

(a)	Each CCAN Party represents and warrants to each of AV and ADH as follows:

(i)
Authorization, Validity, and Enforceability of this Agreement. Each CCAN Party has the corporate power and authority to execute and deliver this Agreement and to perform its obligations under the Deliverables to which it is a party.  Each CCAN Party has taken all necessary corporate action (including, without limitation, obtaining approval of its shareholders if necessary) to authorize its execution and delivery of this Agreement and the performance of this Agreement and the Deliverables to which it is a party. This Agreement has been duly executed and delivered by each CCAN Party and this Agreement and the Deliverables constitute the legal, valid and binding obligations of each CCAN Party party thereto, enforceable against it in accordance with their respective terms without defence, compensation, setoff or counterclaim. Each CCAN Party’s execution and delivery of this Agreement and the performance by each CCAN Party of this Agreement and the Deliverables to which it is a party do not and will not conflict with, or constitute a breach of, or constitute a default under, or result in the creation or imposition of any lien upon the property of any CCAN Party by reason of the terms of (i) any contract or agreement to which any CCAN Party is a party or which is binding on it, (ii) any requirement of law applicable to any CCAN Party, or (iii) the certificate, memorandum or articles of incorporation or amalgamation, bylaws or other of any CCAN Party.

(ii)
Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority or other person is necessary or required in connection with the execution, delivery or performance by, or enforcement against any CCAN Party of this Agreement or the Deliverables.

(b)
TCN represents and warrants to each of AV and ADH that (i) the jurisdiction of organization and the location of the chief executive office of TCN is 5025 Orbiter Drive, Building 1, Suite 401, Mississauga, Ontario L4W 4Y5; and (ii) the only jurisdiction in which TCN has assets or carries on business is Ontario.

Each of the foregoing representations and warranties shall be deemed to be made on the date of this Agreement, and shall be deemed to be repeated by each CCAN Party on the date of each Closing (as defined below).

4             Escrow Agreement.

(a)
The Parties agree to appoint Norton Rose Fulbright Canada LLP as escrow agent (the “Escrow Agent”) to receive, hold and administer the Deliverables (each as defined below) pursuant to and in accordance with the Escrow Agreement attached hereto as Exhibit B (the “Escrow Agreement”).

(b)
If the TCN Closing occurs, agree to appoint Alliance Trust Company as escrow agent (the “Trustee Agent”) to receive, hold and administer the Additional Payment and the applicable Deliverables pursuant to and in accordance with the Trustee Escrow Agreement attached hereto as Exhibit F (the “Trustee Escrow Agreement”).

(c)
Provided the executed Termination and Release Agreement remains held in escrow pursuant to the Escrow Agreement, neither ADH nor AV (collectively, the “Avonlea Parties”) shall take any action to enforce, make demand under or otherwise exercise any rights under the Transaction Documents or the Notes until on or prior to the first anniversary of the Effective Date (the “Outside Date”) (the “Forbearance Period”). Notwithstanding the foregoing, but without prejudice to any other right of the  Avonlea Parties in this Agreement, the Avonlea Parties will not be bound to forbear and the Avonlea Parties will be entitled in their absolute discretion to terminate the Forbearance Period for any reason whatsoever.

5             TCN Closing

(a)
Upon execution of this Agreement, the Parties shall deliver to the Escrow Agent the following, in form and substance satisfactory to ADH in its sole discretion with each such item subject to the waiver or deferral by ADH, in its sole discretion, with such items to be held and released by the Escrow Agent in accordance with the Escrow Agreement:

(i)
an assignment duly executed by CCCSub  pursuant to which CCCSub agrees to assign, transfer and deliver to ADH or its nominee certain assets of TCN pursuant to an assignment in the form attached hereto as Exhibit C (the “TCN Assignment”) together will all necessary ancillary documentation in connection therewith;

(ii)
a termination and release agreement duly executed by the Parties in the form attached hereto as Exhibit D (the “Termination and Release Agreement”), pursuant to which ADH and AV (i) terminate the Notes and Transaction Documents, subject to certain provisions therein which will expressly survive the termination of the Notes and the Transaction Documents, (ii) acknowledge that the Total Outstanding Balance is satisfied in full, and (iii) release all claims that either may have against any one or more of CCC, CCCSub and 2264793 in connection with those arising out of the Notes, Transaction Documents and Total Outstanding Balance, subject to the exclusion of any such claims arising out of or related to provisions which expressly survive the termination of the Notes and the Transaction Documents;

(iii)	the CCCSub Direction to Pay, duly executed by CCCSub;

(iv)	the ADH Direction to Pay duly executed by ADH, if deemed necessary;

(v)	a restrictive covenant agreement duly executed by the Parties (the "Restrictive Covenant Agreement");

(vi)
a legal opinion of CCCSub’s legal counsel, addressed to ADH, relating to the existence and capacity of CCCSub, the due authorization, execution and delivery of the Deliverables by CCCSub, to which CCCSub is a party, the existence of all requisite approvals, non-conflict with laws, enforceability and such other matters as may be reasonably requested by ADH or its legal counsel;

(vii)
a legal opinion of TCN’s legal counsel, addressed to ADH, relating to the existence and capacity of TCN, the due authorization, execution and delivery of the Deliverables by TCN, to which TCN is a party, the existence of all requisite approvals, non-conflict with laws, share capital of TCN, enforceability and such other matters as may reasonably be requested by ADH or its legal counsel;

(viii)	the Escrow Agreement duly executed by the Parties;

(ix)
the Trustee Escrow Agreement duly executed by the Parties, along with a duly executed stock transfer power of attorney appointing Norton Rose Fulbright Canada LLP attorney authorized to direct the transfer of securities comprising the Additional Payment (as defined below) (the "Transfer POA"); and

(x)	the Post-Closing Escrow Agreement duly executed by ADH and CCCSub;

collectively, the “Deliverables”.

(b)
On or prior to the Outside Date, ADH or its nominee shall have the option, in its sole discretion, to deliver, or cause to be delivered, to the Escrow Agent 1,750,000 common shares in the capital of Cura-Can registered in the name of the Trustee Agent in trust for CCCSub ("Additional Payment") in consideration for the TCN Assignment.

(c)	Upon receipt by the Escrow Agent of all items set forth in Section 5(a), and the Additional Payment, ADH shall:

(i)
instruct the Escrow Agent to release from escrow to ADH or its nominee the documents set forth in Sections 5(a)  (excluding the Termination and Release Agreement, the Escrow Agreement, the Trustee Agent Escrow Agreement, the Transfer POA, the CCCSub Direction to Pay and the Post-Closing Escrow Agreement); and

(ii)
instruct the Escrow Agent to deliver to the Trustee Agent the Trustee Agent Escrow Agreement, the Transfer POA, the CCCSub Direction to Pay, the Post-Closing Escrow Agreement and the Additional Payment.

(iii)
instruct that the Trustee Agent, upon ADH's written instructions under the Transfer POA following the occurrence of a Liquidity Event (as such term is defined in the Trustee Escrow Agreement) pursuant to which the Trustee Agent is empowered pursuant to the Trustee Escrow Agreement, to sell, or cause to be sold, all or a portion of the securities comprising the Additional Payment for cash (the "Additional Payment Proceeds"), release from escrow and disburse (the "Trustee Release Date") such portion of the Additional Payment Proceeds raised pursuant to such sale (the “CCCSub Amount”) and any remaining securities, subject to a direction to pay given to the Trustee Agent by CCCSub (the “CCCSub Direction to Pay”) pursuant to which the Trustee Agent shall disburse:

(A)	to the Escrow Agent, from the Additional Payment Proceeds, in the following order:

1)
CAD $60,000 of the CCCSub Amount, in partial satisfaction of amounts owing to it in respect of legal fees and disbursements incurred in connection with the transactions contemplated in the Recitals hereto;

2)
CAD $39,000 of the CCCSub Amount (the “Remaining Fees”) in satisfaction of amounts owing to it by CCC, CCCSub and 2264793 (collectively, the “CCC Group”) in respect of legal services provided to the CCC Group;

3)
the Settlement Costs in the amount of CAD $219,329 to be deducted from the CCCSub Amount in satisfaction of amounts owing to it in respect of costs and expenses incurred pursuant to Sections 8 and 10 of this Agreement;

4)
[●], to be deducted from the CCCSub Amount in partial satisfaction of all amounts owing to the Escrow Agent by the CCC Group, AV or ADH, as at the date of the Trustee Release Date, or incurred in connection therewith (“Outstanding Fees”);

5)
$119,381.43 of the CCCSub Amount (the “Dispute Amount”) to be deposited with the Escrow Agent pursuant to the Post-Closing Escrow Agreement which such funds shall be released in the manner set forth in such Post-Closing Escrow Agreement for the purpose of settling the claims among Darryl W. Tempest and 2435869 Ontario Inc. (collectively, the “Plaintiffs”) and TCN, CCC, CCCSub, 1749945 Ontario Inc. c.o.b Healthnet Enterprises, Benjamin Ward, Douglas Scott Keevil, Lee Simpson, John Esterireiro, Silvio Serrano, Peter Strang, Richard Wachsberg and Kim Wei (collectively the “Defendants”) as directed by counsel for the Defendants for the purpose of the settlement of the claims of the Plaintiffs and the of the reasonable legal costs of the Defendants; and

6)
the Restructuring Amount to be deposited with the Escrow Agent pursuant to the Post-Closing Escrow Agreement which such funds shall be released in the manner set forth in such Post-Closing Escrow Agreement for the purposes set forth in Section 2 hereof,

(B)	to AV, CAD $10,000 of the CCCSub Amount in satisfaction of amounts owing to it in respect to costs and expenses incurred pursuant to the CCC Legend Removal;

(C)
to Beadle Raven LLP CAD $20,000 of the CCCSub Amount, in partial satisfaction of amounts owing to it in respect of legal fees and disbursements incurred in connection with prior transactions involving CCCSub and TCN;

(D)
to William Harvey Jones, Barrister & Solicitor CAD $75,000 of the CCCSub Amount, in partial satisfaction of amounts owing to him in respect of legal fees and disbursements incurred in connection with prior transactions involving CCC, CCCSub, and TCN, including dealings with the settlement of this agreement, the  carriage of the litigation between the Plaintiffs and the Defendants and the management of investigations of CCC and CCCSub by the Ontario Securities Commission;

(E)	To TCN CAD $250,000 for general corporate purposes including the retirement of debt of TCN , CCC and CCCSub;

(F)	to Cura-Can CAD $17,088.10, in full and final satisfaction of amounts owing to it in respect of unsecured demand loans made to TCN by Cura-Can; and

(G)	to ADH, the remaining Additional Payment Proceeds or the remaining unsold securities comprising the Additional Payment, or a combination thereof, as directed by ADH (the "ADH Payment").

(d)	Upon release by the Escrow Agent of the items set forth in Section 5(c)(i) and 5(c)(ii), the TCN closing shall have occurred (the “TCN Closing”).

6             PubCo Closing

(a)
Upon CCC’s closing of (i) the private placement pursuant to a letter agreement dated December 6, 2016 among J. Proust & Associates Inc., Michael Steele, ADH, TCN, CCCSub, and CCC attached hereto as Exhibit E (the “PubCo Agreement”); or (ii) such other similar financing, listing transaction or milestone satisfactory to ADH in its sole discretion (a “PubCo Arrangement”), ADH or its nominee shall instruct the Escrow Agent to release from escrow to CCC, CCCSub and 2264793, the Termination and Release Agreement.

(b)	Upon release by the Escrow Agent of the Termination and Release Agreement, the termination and release shall have occurred (the “PubCo Closing”).

7             Closings

(a)
The TCN Closing and the PubCo Closing are distinct and separate from each other. The TCN Closing, or the failure thereof to occur, shall not derogate from the PubCo Closing. The PubCo Closing, or the failure thereof to occur, shall not derogate from the TCN Closing.

(b)
If neither the TCN Closing nor the PubCo Closing has occurred by the Outside Date, this Agreement shall terminate and the Parties shall instruct the Escrow Agent to break escrow and return to the respective Parties any items deposited by that Party then held by the Escrow Agent pursuant to the Escrow Agreement.

(c)
In the event that the TCN Closing has occurred and the PubCo Closing has not occurred prior to the Outside Date, the Parties agree that the Total Outstanding Balance shall be deemed to have been reduced by the ADH Payment as valued at the Trustee Release Date, with the ADH Payment applied first to the interest under the Notes on a pro rata basis, secondly to the outstanding principal under the Notes on a pro rata basis, thirdly to any other amount due and payable under or pursuant to the Forbearance Agreement, and fourthly to any amount due under the Consulting Agreement.

8             TCN Documents TCN shall, as a condition precedent to the effectiveness of this Agreement, deliver each of the following to ADH, in form and substance satisfactory to ADH in its sole discretion:

(a)
a grid promissory note (the “Grid Note”) granted by TCN to ADH, duly executed by TCN, bearing interest at 10% per annum, with an initial outstanding loan amount equal to $50,000, being the amount previously advanced by ADH to, or for the account of, TCN and upon the occurrence of the TCN Closing and/or the PubCo Closing (as applicable), ADH (or its designee) shall record in the Grid Note, the Settlement Costs, such recording to evidence an advance under the Grid Note;

(b)	a general security agreement (the “TCN GSA”) granted by TCN to ADH, duly executed by TCN, granting security over all present and after-acquired property of TCN;

(c)
an officer’s certificate from TCN certifying constating documents and by-laws, a resolution of the Board of Directors of TCN approving this Agreement and the transactions contemplated hereby, the Grid Note, the TCN GSA and the TCN Assignment (collectively, the “TCN Documents”) in connection with the TCN Closing and providing a certificate of incumbency, and as to other matters customarily provided for therein and as required by ADH;

(d)	a resolution of the sole shareholder of TCN, duly certified by an officer of TCN, approving the TCN Assignment and the other transactions contemplated by this Agreement;

(e)
a legal opinion of TCN’s legal counsel, addressed to ADH, relating to the existence and capacity of TCN, the due authorization, execution and delivery of the TCN Documents by TCN, the existence of all requisite approvals, non-conflict with laws, enforceability and such other matters as may be reasonably requested by ADH or its legal counsel; and

(f)	such other documents, instruments, information, certificates and assurances as ADH may reasonably request.

9             CCCSub Documents CCCsub shall, as a condition precedent to the effectiveness of this Agreement, deliver to  ADH, in form and substance satisfactory to ADH in its sole discretion:

(a)
an officer’s certificate from CCCSub certifying constating documents and by-laws; and a resolution of the Board of Directors of CCCSub approving the transactions contemplated by this Agreement, providing a certificate of incumbency, and as to other matters customarily provided for therein and as required by ADH;

(b)	a resolution of the sole Shareholder of CCCSub approving the transactions contemplated by this Agreement, duly certified by an officer of CCCSub;

(c)
a legal opinion of CCCSub’s legal counsel, addressed to ADH, relating to the existence and capacity of CCCSub, the due authorization, execution and delivery of the Settlement Agreement, the existence of all requisite approvals, non-conflicts with laws and such other matters as may be reasonably requested by ADH or its legal counsel; and

(d)	such other documents, instruments, information, certificates and assurances as ADH may reasonably request.

10           Payment of Costs and Expenses TCN absolutely and unconditionally agrees to pay to ADH, on demand by ADH at any time and as often as the occasion therefore may require, whether or not all or any of the transactions contemplated by this Agreement are consummated: all reasonable fees and disbursements of legal counsel engaged by ADH in connection with the preparation, negotiation, execution, delivery, administration or enforcement of this Agreement, the TCN Documents, the Transaction Documents or the CCC Legend Removal any agreements or documents delivered in connection with the transactions contemplated hereby and thereby and reasonable expenses which shall at any time be incurred or sustained by ADH or any of its directors, officers, employees or agents as a consequence or in any way in connection with the preparation, negotiation, execution, delivery, administration or enforcement of this Agreement, the TCN Documents, the Transaction Documents or the CCC Legend Removal and any agreements prepared, negotiated, executed or delivered in connection with the transactions contemplated hereby (collectively, the “Settlement Costs”), such Settlement Costs to be recorded by ADH, or its designee, at any time and as often as the occasion may require on the Grid Note, each such recording to evidence an advance under the Grid Note.

11           TCN Change in Jurisdictions TCN shall promptly give notice to each of ADH and AV of any proposed change in (a) the location of its chief executive office from the province in which it is currently located; and (b) any proposed change to any relevant jurisdictions where it has assets or carries on business.

12           Notices.  All written notices or other written communications required or contemplated under this Agreement shall be deemed properly given when provided to the Party entitled thereto by personal delivery, by registered or certified mail, by overnight courier of national reputation,  by facsimile (with confirmation of transmission) or by electronic mail, in each case delivered or sent to the party to whom notice is being given to the business address, facsimile number or email address set forth below or, as to each party, at such other business address, facsimile number, or email address as it may hereafter designate in writing to the other party pursuant to the terms of this Section:

If to ADH or AV:                                  Avonlea-Drewry Holdings Inc.
Avonlea Ventures Inc.
Attn: Michael Steele
15466 The Gore Road
Caledon, Ontario L7C 3E5
Facsimile No.: (905) 880-7866
Email: steeleconsult@aol.com

with a copy to:                      Norton Rose Fulbright Canada LLP
3700 Devon Tower, 400 Third Avenue S.W.
Calgary, Alberta T2P 4H2
Attn: James O’Sullivan
Facsimile No.: (403)267-9550
Email: james.osullivan@nortonrosefulbright.com

If to CCC:                                               Canadian Cannabis Corp.
Attn:  Scott Keevil, CEO
2368 Lakeshore Road West, Suite 205
Oakville, Ontario L6L 1H5
Facsimile No.: (416) 596-0907
Email: scott.kevil@gmail.com

with a copy to:                      Grady Thrasher, Esq.
Thrasher Worth LLC
Five Concourse Parkway, Suite 3200
Atlanta, Georgia 30328
Facsimile No.: (404) 662-2391
Email: gthrasher@thrasherworth.com

If to CCCSub:                                        Canada Cannabis Corp.
Attn: Scott Keevil, CEO
2368 Lakeshore Road West, Suite 205
Oakville, Ontario L6L 1H5
Facsimile No.: (416) 596-0907
Email: scott.kevil@gmail.com

with a copy to:                     William Jones
Barrister & Solicitor
Suite 2702 – 401 Bay Street
Toronto, Ontario M5H 2Y4
Facsimile No.: (416) 596-0907
Email: whjones@williamjones.ca

If to TCN:                                              The Clinic Network
Attn: Kim Wei
5025 Orbiter Drive - Building 1 - Suite 401
Mississauga, Ontario L4W 4Y5
Facsimile No.: (905) 233-2421
Email: kim@theclinicnetwork.ca

13           New or Different Facts; No Effect.  Except as provided herein, this Agreement shall be, and remain, in effect despite any alleged breach of this Agreement or the discovery or existence of any new or additional fact, or any fact different from that which either Party now knows or believes to be true. Notwithstanding the foregoing, nothing in this Agreement shall be construed as, or constitute, a release of any Party's rights to enforce the terms of this Agreement.

14           Entire Agreement.  This Agreement, including all exhibits and attachments hereto, constitutes the entire agreement by and among the Parties with respect to the subject matter hereof, supersedes all oral agreements, undertakings and understandings among the Parties with respect to the subject matter hereof, and may not be amended, modified or terminated in any respect except by an instrument in writing executed by all Parties.

15           Governing Law and Venue.  This Agreement shall be deemed to have been entered into and shall be interpreted and construed in accordance with the laws of the Province of Ontario without regard to its conflict of laws principles.  The Parties hereby attorn to the exclusive jurisdiction of the courts of the Province of Ontario for the resolution of any and all claims arising out of or in connection with this Settlement Agreement.

16           Confidentiality.  Notwithstanding anything else, the terms and provisions of this Agreement shall be treated by the Parties as strictly confidential, and no Party shall disclose the same to any person or entity other than their respective regulators, management employees, partners, principles, attorneys, accountants, appropriate taxing and governmental authorities or as otherwise required by law.

17           Further Documents and Actions.  Each Party shall execute such further documents and will perform such further acts as may be necessary or appropriate to effectuate this Agreement or its purposes.

18           Assignment. This Agreement and the rights and obligations hereunder will not be assignable, in whole or in part, by the Parties (excluding ADH and AV) without the prior written consent of ADH. Each of ADH and AV shall have the right to assign its rights and obligations hereunder to any person in its sole discretion.

19           Binding Nature.  This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective officers, directors, employees, agents, subsidiaries, parent corporations, affiliates, predecessors, successors, and assigns.

20           Severability.  In the event any provision of this Agreement is determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.

21           General.  Each Party to this Agreement acknowledges that it has had an opportunity to review this Agreement with legal counsel regarding the meaning of this Agreement, the obligations imposed by this Agreement and the legal implications of this Agreement, as well as the advisability of entering into this Agreement.  Each Party acknowledges that it is executing this Agreement voluntarily and of its own free will, without any coercion or duress, and that this Agreement constitutes a legal, valid, and binging agreement, enforceable in accordance to its terms.

22           Counterparts and Signatures.  This Agreement may be executed in multiple counterparts, each of which when executed and delivered shall be deemed an original, but all of such counterparts together shall constitute one and the same instrument. Facsimile signatures or signatures submitted electronically shall constitute original signatures for purposes of this Agreement.

[signatures on following page]

IN WITNESS WHEREOF the Parties hereto have signed this Agreement, or caused it to be signed by their duly authorized representatives, as of the Effective Date.

CANADIAN CANNABIS CORP., a Delaware corporation		AVONLEA-DREWRY HOLDINGS INC., an Ontario corporation

By:	/s/ Scott Keevil	By:	/s/ Michael Steele

Printed Name:	Scott Keevil	Printed Name:	Michael Steele

Title:	Director	Title:

CANADA CANNABIS CORP., an Ontario corporation		AVONLEA VENTURES INC., an Ontario corporation

By:	/s/ Scott Keevil	By:	/s/ Michael Steele

Printed Name:	Scott Keevil	Printed Name:	Michael Steele

Title:	Director	Title:

2264793 ONTARIO INC., an Ontario corporation		THE CLINIC NETWORK, an Ontario corporation

By:	/s/ Scott Keevil	By:	/s/ Kim Wei

Printed Name:	Scott Keevil	Printed Name:	Kim Wei

Title:	Director	Title:	Managing Director

[signature page to the Settlement Agreement]

EXHIBIT A

FORBEARANCE AGREEMENT

(attached)

EXHIBIT B

ESCROW AGREEMENT

EXHIBIT C

TCN ASSIGNMENT

EXHIBIT D

TERMINATION AND RELEASE

EXHIBIT E

PUBCO AGREEMENT

(attached)

EXHIBIT F

TRUSTEE ESCROW AGREEMENT

(attached)